FINAL









________________________________________________________________________________

                          THE CHALONE WINE GROUP, LTD.


$ 5,000,000 8.75% Senior Guaranteed Notes, Series A, Due September 15, 2010 $ 10,000,000 8.78% Senior Guaranteed Notes, Series B, Due September 15, 2010 $ 15,000,000 8.90% Senior Guaranteed Notes, Series C, Due September 15, 2010

                             _______________________

                             NOTE PURCHASE AGREEMENT
                             _______________________

                         Dated as of September 15, 2000




________________________________________________________________________________


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                               TABLE OF CONTENTS


                                                                            Page


1.      Authorization Of Notes..............................................  1
2.      Sale And Purchase Of Notes..........................................  2
3.      Closing ............................................................  2
4.      Conditions To Closing...............................................  2
        4.1   Representations and Warranties................................  2
        4.2   Performance; No Default.......................................  3
        4.3   Compliance Certificates.......................................  3
        4.4   Opinions of Counsel...........................................  3
        4.5   Original Subsidiary Guarantee Agreement.......................  4
        4.6   Purchase Permitted By Applicable Law, etc.....................  4
        4.7   Sale of Other Notes...........................................  4
        4.8   Payment of Special Counsel Fees...............................  4
        4.9   Private Placement Number......................................  4
        4.10  Changes in Corporate Structure................................  4
        4.11  Consent of Other Lenders......................................  5
        4.12  Proceedings and Documents.....................................  5
        4.13  Farm Credit Act Matters.......................................  5
5.      Representations And Warranties Of The Company.......................  5
        5.1   Organization; Power and Authority.............................  5
        5.2   Authorization, etc............................................  5
        5.3   Disclosure....................................................  6
        5.4   Organization and Ownership of Shares of Subsidiaries;
                 Affiliates.................................................  6
        5.5   Financial Statements..........................................  7
        5.6   Compliance with Laws and Instruments..........................  7
        5.7   Governmental Authorizations, etc..............................  8
        5.8   Litigation; Observance of Agreements, Statutes and Orders.....  8
        5.9   Taxes.........................................................  8
        5.10  Title to Property; Leases.....................................  8
        5.11  Licenses, Permits, etc........................................  9

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                                TABLE OF CONTENTS
                                   (continued)


                                                                            Page


        5.12  Compliance with ERISA.........................................  9
        5.13  Private Offering by the Company............................... 10
        5.14  Use of Proceeds; Margin Regulations........................... 10
        5.15  Existing Debt; Future Liens................................... 10
        5.16  Foreign Assets Control Regulations, etc....................... 11
        5.17  Status under Certain Statutes................................. 11
        5.18  Environmental Matters......................................... 11
        5.19  Parity of Obligations......................................... 12
        5.20  Solvency...................................................... 12
        5.21  Consolidated and Integrated Business of the Company and its
                 Restricted Subsidiaries.................................... 13
        5.22  No Burdensome Restrictions.................................... 13
6.      Representations Of The Purchasers................................... 13
        6.1   Purchase for Investment....................................... 13
        6.2   Source of Funds............................................... 13
7.      Information As To Company........................................... 15
        7.1   Financial and Business Information............................ 15
        7.2   Officer's Certificate......................................... 18
        7.3   Inspection.................................................... 18
8.      Prepayment Of The Notes............................................. 18
        8.1   Required Prepayments.......................................... 19
        8.2   Optional Prepayments with Make-Whole Amount................... 20
        8.3   Allocation of Partial Prepayments............................. 20
        8.4   Maturity; Surrender, etc...................................... 20
        8.5   Purchase of Notes............................................. 21
        8.6   Make-Whole Amount............................................. 21
9.      Affirmative Covenants............................................... 22
        9.1   Compliance with Law........................................... 22
        9.2   Insurance..................................................... 23
        9.3   Maintenance of Properties..................................... 23


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                                TABLE OF CONTENTS
                                   (continued)


                                                                            Page


        9.4   Payment of Taxes and Claims................................... 23
        9.5   Corporate Existence, etc...................................... 23
        9.6   Notes and Guarantee to Rank Pari Passu........................ 24
10.     Negative Covenants.................................................. 24
        10.1  Transactions with Affiliates.................................. 24
        10.2  Merger, Consolidation, etc.................................... 24
        10.3  Liens......................................................... 25
        10.4  Consolidated Net Worth........................................ 27
        10.6  Limitation on Funded Debt..................................... 27
        10.7  Limitation on Restricted Payments............................. 28
        10.8  Limitation on Investment...................................... 29
        10.9  Sale of Assets................................................ 30
        10.10 Limitations on Sale-and-Leaseback Transactions................ 31
        10.11 Subsidiary Guarantors......................................... 32
        10.12 Line of Business.............................................. 33
11.     Events Of Default................................................... 33
12.     Remedies On Default, Etc............................................ 35
        12.1  Acceleration.................................................. 36
        12.2  Other Remedies................................................ 36
        12.3  Rescission.................................................... 36
        12.4  No Waivers or Election of Remedies, Expenses, etc............. 37
13.     Registration; Exchange; Substitution Of Notes....................... 37
        13.1  Registration of Notes......................................... 37
        13.2  Transfer and Exchange of Notes................................ 37
        13.3  Replacement of Notes.......................................... 38
14.     Payment Of Notes.................................................... 38
        14.1  Place of Payment.............................................. 38
        14.2  Home Office Payment........................................... 38
15.     Expenses, Etc....................................................... 39


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                                TABLE OF CONTENTS
                                   (continued)


                                                                            Page


        15.1  Transaction Expenses.......................................... 39
        15.2  Survival...................................................... 39
16.     Survival Of Representations And Warranties; Entire Agreement........ 39
17.     Amendment And Waiver................................................ 40
        17.1  Requirements.................................................. 40
        17.2  Solicitation of Holders of Notes.............................. 40
        17.3  Binding Effect, etc........................................... 40
        17.4  Notes Held by Company, etc.................................... 41
18.     Notices............................................................. 41
19.     Reproduction Of Documents........................................... 41
20.     Confidential Information............................................ 42
21.     Substitution Of Purchaser; Participation............................ 43
22.     Miscellaneous....................................................... 43
        22.1  Successors and Assigns........................................ 43
        22.2  Payments Due on Non-Business Days............................. 43
        22.3  Severability.................................................. 44
        22.4  Construction.................................................. 44
        22.5  Counterparts.................................................. 44
        22.6  Governing Law; Jurisdiction and Service of Process............ 45
        22.7  Agent for Service of Process.................................. 45


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                                TABLE OF CONTENTS
                                   (continued)


SCHEDULES

Schedule A      Information Relating to Purchasers
Schedule B      Defined Terms
Schedule 4.10   Corporate Changes
Schedule 5.4    Subsidiaries
Schedule 5.5    Financial Statements
Schedule 5.8    Litigation
Schedule 5.11   Licenses
Schedule 5.14   Use of  Proceeds
Schedule 5.15   Existing  Debt
Schedule 5.19   Senior Debt


EXHIBITS

Exhibit 1-A     Form of Series A Note
Exhibit 1-B     Form of Series B Note
Exhibit 1-C     Form of Series C Note
Exhibit 4.4(a)  Form of Opinion of Counsel  for the Company
Exhibit 4.4(b)  Form of Opinion of Special  Counsel for the Purchasers
Exhibit 4.5     Form  of  Subsidiary   Guarantee   Agreement
Exhibit 10.11(a)Representations  and  Warranties  of  Original  Subsidiary
                Guarantors

                          THE CHALONE WINE GROUP, LTD.
                                621 Airpark Road
                             Napa, California 94558


$ 5,000,000 8.75% Senior Guaranteed Notes, Series A, Due September 15, 2010 $ 10,000,000 8.78% Senior Guaranteed Notes, Series B, Due September 15, 2010 $ 15,000,000 8.90% Senior Guaranteed Notes, Series C, Due September 15, 2010


                                                              September 15, 2000


TO EACH OF THE PURCHASERS LISTED IN
          THE ATTACHED SCHEDULE A:


Ladies and Gentlemen;

                  THE CHALONE WINE GROUP, LTD., a California corporation (the "Company"), agrees with each of the purchasers named in Schedule A to this Agreement (the "PURCHASERS") as follows:

1.   AUTHORIZATION OF NOTES

     1.1 AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of (i)  $5,000,000  8.75%
Senior Guaranteed Notes, Series A, Due September 15, 2010 (the "Series A Notes"); (ii) $10,000,000 8.78% Senior Guaranteed Notes, Series B, Due September 15, 2010 (the "Series B Notes"); and (iii) $15,000,000 8.90% Senior Guaranteed Notes, Series C, Due September 15, 2010 (the "Series C Notes"), and together with the Series A Notes and the Series B Notes, the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Series A Notes shall be substantially in the form set out in Exhibit 1-A, the Series B Notes shall be substantially in the form set out in
Exhibit 1-B, and the Series C Notes shall be substantially in the form set out in Exhibit 1-C, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

     1.2 SALE OF NOTES.

     The payment and performance obligations of the Company under and pursuant to this Agreement and the Notes are to be fully and unconditionally guaranteed by each of the Subsidiary Guarantors pursuant to a Subsidiary Guarantee Agreement (the "Guarantee").

2.   SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes of the Series and in the principal amount specified opposite each Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligation of each Purchaser shall be several and not joint and no Purchaser shall have any obligation or any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

3.   CLOSING.

         The sale and purchase of the Notes shall occur at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois, at 10:00 a.m., Central time, at a closing (the "CLOSING") on September 15, 2000 or on such other Business Day thereafter on or prior to September 21, 2000 as may be agreed upon by the Company and the Purchasers (the "Closing Date"). At the Closing the Company will deliver the Notes to be purchased by each Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as each Purchaser may request) dated the Closing Date and registered in such Purchaser's name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 8026002533 at Bank of New York, New York, New York, ABA number 021-000018,
Reference: Chalone Wine Group, Attention: Christine Dell'Aira. If at the Closing the Company shall fail to tender such Notes to be purchased by any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such non-fulfillment.

4.   CONDITIONS TO CLOSING.

     Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

     4.1 REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of the Company in this Agreement, and the representations and warranties of the Original Subsidiary Guarantors contained in Exhibit 10.11 (a) to this Agreement, shall be correct when made and at the time of the Closing.

     4.2 PERFORMANCE; NO DEFAULT.

     The Company and each of the Original Subsidiary Guarantors shall have performed and complied with all agreements and conditions contained in this Agreement and the Original Subsidiary Guarantee Agreements required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Restricted Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Section applied since such date.

     4.3 COMPLIANCE CERTIFICATES.

                  (a) Officer's Certificate of the Company. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled.
                  (b) Secretary's Certificate of the Company. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

                  (c) Officer's Certificate of the Guarantors. Each Original Subsidiary Guarantor shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled in respect of such Original Subsidiary Guarantor.

                  (d) Secretary's Certificate of the Guarantors. Each Original Subsidiary Guarantor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the subject Original Subsidiary Guarantee Agreement.

     4.4 OPINIONS OF COUNSEL.

     You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Farella Braun & Martel LLP, counsel for the Company and the Original Subsidiary Guarantors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from McDermott, Will & Emery, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as each Purchaser may reasonably request.

     4.5 ORIGINAL SUBSIDIARY GUARANTEE AGREEMENT.

     You shall have received a counterpart original of a Subsidiary Guarantee Agreement, duly executed and delivered by each of the Original Subsidiary Guarantors, in substantially the form set forth in Exhibit 4.5 (the "Original Subsidiary Guarantee Agreement"), together with such other documents as to each Original Subsidiary Guarantor as are sufficient to comply with
Section 10.11, and each Original Subsidiary Guarantee Agreement shall be in full force and effect.

     4.6 PURCHASE PERMITTED BY APPLICABLE LAW, etc.

     On the Closing Date each Purchaser's purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which it is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

     4.7 SALE OF OTHER NOTES.

         Contemporaneously with the Closing the Company shall sell to the Purchasers and the Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

     4.8 PAYMENT OF SPECIAL COUNSEL FEES.

     Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     4.9 PRIVATE PLACEMENT NUMBER.

     A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of the Notes.

     4.10 CHANGES IN CORPORATE STRUCTURE.

         Except as specified in Schedule 4.10, neither the Company nor any Original Subsidiary Guarantor shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation nor shall it have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     4.11 CONSENT of OTHER LENDERS.

     Any consents or approvals required to be obtained from any lender or holder of any outstanding debt of the Company or any Original Subsidiary Guarantor and any amendments of agreements pursuant to which any debt may have been incurred by the Company or any Original Subsidiary Guarantor, including, but not limited to, the Credit Agreement, which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents, approvals or amendments shall be satisfactory in form and substance to each Purchaser and special counsel to the Purchasers.

     4.12 PROCEEDINGS AND DOCUMENTS.

     All  corporate   and  other   proceedings   in  connection   with  the
transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to each Purchaser and the Purchasers' special counsel, and each Purchaser and the Purchasers' special counsel shall have received all such counterpart originals or certified or other copies of such documents as each Purchaser or special counsel to the Purchasers' may reasonably request.

     4.13 FARM CREDIT ACT MATTERS.

     The Company shall have acquired stock in each Purchaser for an aggregate purchase price of $2,000. The Company shall have executed and delivered the Farm Credit Act Documents.

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company  represents and warrants to the Purchasers that:

     5.1  ORGANIZATION; POWER AND AUTHORITY.

     The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate or other legal entity power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

     5.2 AUTHORIZATION, ETC.

     This Agreement has been duly authorized by all necessary corporate or other legal entity action on the part of the Company, and this Agreement constitutes, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon execution and delivery thereof, each Note will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law).

     5.3 DISCLOSURE.

     The    Company,    through    its    agent,    Cooperatieve    Centrale
Raiffeisen-Boerenleenbank, B.A., "Rabobank Nederland," New York Branch (the "AGENT"), has delivered to each Purchaser a copy of a Confidential Private
Placement Memorandum dated June 2000 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other communications made or delivered to each Purchaser by or on behalf of the Company and the Original Subsidiary Guarantors in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since June 30, 2000, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other communications made or delivered to you by or on behalf of the Company or any Original Subsidiary Guarantor specifically for use in connection with the transactions contemplated hereby.

     5.4 ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

                  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Restricted Subsidiaries, (iii) of the Company's Affiliates, other than Subsidiaries, and (iv) of the Company's directors and senior officers.

                  (b) All of the outstanding shares of Capital Stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock or similar equity interests of such Subsidiary.

     5.5 FINANCIAL STATEMENTS.

     The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all Material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     5.6 COMPLIANCE WITH LAWS AND INSTRUMENTS.

     The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or, unless permitted hereunder, result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     5.7 GOVERNMENTAL AUTHORIZATIONS, ETC.

     No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

     5.8 LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                   (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                   (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.9 TAXES.

     The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material, or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been paid for all fiscal years up to and including the fiscal year ended March 31, 2000.

     5.10 TITLE TO PROPERTY; LEASES.

     The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all Material respects.

     5.11 LICENSES, PERMITS, ETC.

     Except as disclosed in Schedule 5.11

                  (a) the Company and its Subsidiaries own, possess or have the right to use all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks, technology, know-how, processes and trade names, or rights thereto (collectively "Intellectual Property"), that individually or in the aggregate are Material, without known conflict with the rights of others;

                  (b) to the best knowledge of the Company, no product of the Company or any Subsidiary infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person;

                  (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any Intellectual Property or other right owned or used by the Company or any of its Subsidiaries; and

                   (d) the Company and each Subsidiary owns, or has the legal right to use, (subject to the common law rights of another user) all Intellectual Property necessary for each of them to conduct its business as currently conducted except for those which the failure to own or have such legal right to use could not have a Material Adverse Effect.

     5.12 COMPLIANCE WITH ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.
Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                   (b) The Company does not maintain any Plan that is a defined benefit pension plan subject to Title IV of ERISA.

                  (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities(and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                  (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to (i) the accuracy of each Purchaser's representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

     5.13 PRIVATE OFFERING BY THE COMPANY.

     Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 40 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.


     5.14 USE OF PROCEEDS; MARGIN REGULATIONS.

     The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     5.15 EXISTING DEBT; FUTURE LIENS.

                  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of the Closing Date since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or any such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) Except as described in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
Section 10.3.

                  (c) The Original Subsidiary Guarantors will derive a commercial benefit by their execution and delivery of the Original Subsidiary Guarantee Agreements generally and, in certain other respects, as more specifically described in Section 5.21 hereto.

     5.16 FOREIGN ASSETS CONTROL REGULATIONS, ETC.

     Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     5.17 STATUS UNDER CERTAIN STATUTES.

     Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

     5.18 ENVIRONMENTAL MATTERS.

     As of the date of the Closing, neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, except as otherwise disclosed to the Purchasers in writing,

                   (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                   (b) neither the Company nor any Subsidiaries has stored or has knowledge of any storage of any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed, nor has any knowledge of any disposal, of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                   (c) neither the Company nor any of its Subsidiaries has knowledge that any buildings on any real properties now owned, leased or operated by the Company or any of its Subsidiaries are not in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

     5.19 PARITY OF OBLIGATIONS.

     All obligations hereunder and under the Notes are direct obligations of the Company ranking pari passu as against the assets of the Company with the obligations of the Company under the Credit Agreement and any other Debt of the Company, except the Debt of the Company disclosed in Schedule 5.19.

     5.20 SOLVENCY.

     Each of the Company and the Original Subsidiary Guarantors is, and upon giving effect to the issuance of the Notes and the execution of this Agreement and the Original Subsidiary Guarantee Agreements will be, a "solvent institution", as said term is used in section 1405(c) of the New York State Insurance Law, whose "obligations are not in default as to principal or interest", as said terms are used in said section 1405(c). Each of the Company and the Original Subsidiary Guarantors has capital not unreasonably small in relation to its respective business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its respective probable liability on its existing debts as they become absolute and matured. Neither the Company nor any Original Subsidiary Guarantor intends to incur, or believes or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. Neither the Company nor any Original Subsidiary Guarantor will be rendered insolvent by the execution and delivery of, and performance of its respective obligations under, this Agreement, the Notes and the Original Subsidiary Guarantee Agreements.

     5.21 CONSOLIDATED AND INTEGRATED BUSINESS of THE COMPANY AND ITS RESTRICTED SUBSIDIARIES

         The Company and its Restricted Subsidiaries share centralized administration of the winery functions of each entity including finance, sales and marketing. Such centralized administration is performed at the Company's Napa office. This facility also includes a central distribution center in which substantially all of the Company's and its Restricted Subsidiaries' wines are stored prior to shipping.

         Sales and marketing of all of the Company's and Restricted Subsidiaries' wines within the State of California are made through the Company's own sales forces and one or more wholesalers. The Company uses a single broker for all wholesale California sales of the Company and its Restricted Subsidiaries. Furthermore, all of the Company's and Restricted Subsidiaries' wineries are operated under the overall supervision of the Company's Chief Executive Officer.

         The Company and its Restricted Subsidiaries prepare consolidated financial statements and present their financial reporting on a consolidated basis.

     5.22 NO BURDENSOME RESTRICTIONS.

     Neither the Company nor any Original Subsidiary Guarantor is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could have a Material Adverse Effect.

6.   REPRESENTATIONS OF THE PURCHASERS.

     6.1 PURCHASE FOR INVESTMENT.

     Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED THAT the disposition of such Purchaser's property shall at all times be within its control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     6.2 SOURCE OF FUNDS.

     Each  Purchaser   represents  that  at  least  one  of  the  following
statements is an accurate representation as to each source of funds (a "SOURCE") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

                   (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed by such Purchaser with such Purchaser's state of domicile; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
(ii) a bank collective investment find, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                   (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the "QPAM Exemption") managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                  (d) the Source is a governmental plan; or

                  (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                  (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

          If any Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or such transferee is relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the Closing Date and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.   INFORMATION AS TO COMPANY.

     7.1 FINANCIAL AND BUSINESS INFORMATION.

     The Company shall deliver to each Holder:

                  (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                       (i) a  consolidated  balance  sheet of the Company  and
                  its Restricted Subsidiaries as at the end of such quarter, and

                      (ii) consolidated statements of income and changes in cash flows of the Company and its Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, PROVIDED THAT delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1 (a) so long as such Form 10-Q reports on the Company and its Restricted Subsidiaries, and no other Subsidiaries;

                   (b) Annual Statements -- within 150 days after the end of each fiscal year of the Company, duplicate copies of,

                        (i) a consolidated balance sheet of the Company and its Restricted Subsidiaries, as at the end of such year, and

                       (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

          (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Company and its Restricted Subsidiaries and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; and

          (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

PROVIDED THAT the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange

          Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section (b) so long as such Form 10-K reports on the Company and its Restricted Subsidiaries, and no other Subsidiaries;

                  (c) Audit Reports -- promptly upon receipt thereof, one copy of each interim or special audit made by the independent accountants of the books of the Company and its Subsidiaries and any management letter received from such accountants;

                  (d) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                  (e) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (f) Notice of ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate Proposes to take with respect thereto:
                           (i) with  respect  to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event,  transaction  or  condition  that
                  could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affliate pursuant to Title I or IV of ERISA
                  or  such   penalty   or   excise   tax
                  provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (g) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                  (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Holder.

 7.2 OFFICER'S CERTIFICATE.

          Each set of financial  statements  delivered  to a Holder  pursuant to
 Section 7.1 (a) and (b) shall be accompanied by a certificate of a Senior Financial Offcer setting forth:

                  (a) Covenant Compliance the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.3 through Section 10.10 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3  INSPECTION.

     The Company shall permit the representatives of each Holder:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such Holder and upon reasonable prior notice to the Company during normal business hours, to visit the principal executive office of the Company to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the

Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.   PREPAYMENT OF THE NOTES

     8.1  REQUIRED PREPAYMENTS.

                  (a) The Company agrees that on September 15 in each year commencing September 15, 2004 and ending on September 15, 2009, both inclusive, it will prepay and apply and there shall become due and payable on the principal debt evidenced by the Series A Notes an amount equal to the lesser of (x) $714,285.71 or (y) the principal amount of the Series A Notes then outstanding. The entire remaining principal amount of the Series A Notes shall become due and payable on September 15, 2010. No premium shall be payable in connection with any required prepayment made pursuant to this Section 8.1(a). Upon any partial prepayment of the Series A Notes pursuant to Section 8.2, the principal amount of each required prepayment of the Series A Notes becoming due under this
Section 8.1 (a) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series A Notes is reduced as a result of such prepayment;

                  (b) The Company agrees that on September 15 in each year commencing September 15, 2004 and ending on September 15, 2009, both inclusive, it will prepay and apply and there shall become due and payable on the principal debt evidenced by the Series B Notes an amount equal to the lesser of (x)
$1,428,571.43 or (y) the principal amount of the Series B Notes then outstanding. The entire remaining principal amount of the Series B Notes shall become due and payable on September 15, 2010. No premium shall be payable in connection with any required prepayment made pursuant to this Section 8.1(b). Upon any partial prepayment of the Series B Notes pursuant to Section 8.2, the principal amount of each required prepayment of the Series B Notes becoming due under this Section 8.1 (b) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series B Notes is reduced as a result of such prepayment;

                  (c) The Company agrees that on September 15 in each year commencing September 15, 2004 and ending on September 15, 2009, both inclusive, it will prepay and apply and there shall become due and payable on the principal debt evidenced by the Series C Notes an amount equal to the lesser of (x)
$2,142,857.14 or (y) the principal amount of the Series C Notes then outstanding. The entire remaining principal amount of the Series C Notes shall become due and payable on September 15, 2010. No premium shall be payable in connection with any required prepayment made pursuant to this Section 8.1(c). Upon any partial prepayment of the Series C Notes pursuant to Section 8.2, the principal amount of each required prepayment of the Series C Notes becoming due under this
Section 8.1 (c) on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series C Notes is reduced as a result of such prepayment.

     8.2  OPTIONAL  PREPAYMENTS  WITH MAKE-WHOLE AMOUNT.

          The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of (but if in part, then such prepayment shall be applied against the Series A Note, the Series B Note and the Series C Note, respectively, in proportion to the aggegate amount outstanding of each Series), the Notes, in an amount not less than 5% of the aggregate principal amount of all series of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the greater of (i) zero and (ii) the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each Holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such Holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each Holder of Notes a certificate of a Senior Financial Offcer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     8.3 ALLOCATION OF PARTIAL PREPAYMENTS

     In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore prepaid.

     8.4 MATURITY; SURRENDER, ETC.

     In the case of each  prepayment  or purchase of Notes  pursuant to this
Section 8, the principal amount of each Note to be prepaid or purchased shall mature and become due and payable on the date fixed for such prepayment or purchase, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid, purchased or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid or purchased principal amount of any Note.

     8.5 PURCHASE OF NOTES.

     The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the purchase, payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     8.6 MAKE-WHOLE AMOUNT.

     "MAKE-WHOLE AMOUNT" means, with respect to any Note of any series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note of such series over the amount of such Called Principal, PROVIDED THAT the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note of any series, the principal of the Note of such series that is to be prepaid or purchased pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note of any series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of a Note of any series, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as Screen PX1 on the Bloomberg Financial Markets Services System (or such other display as may replace Screen PX1 on Bloomberg Financial Markets Services System) for actively traded U. S. Treasury securities having a maturity equal to the remaining average live of such Called Principal as of such Settlement Date, [or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release
H.15 (519) (or any comparable successor publication) for actively traded U. S. Treasury securities having a constant maturity equal to the remaining average life of such Called Principal as of such Settlement Date.] Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U. S. Treasury security with the maturity closest to and greater than the remaining average life of such Called Principal and (2) the actively traded U. S. Treasury security with the maturity closest to and less than the remaining average life of such Called Principal.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note of any series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment or purchase of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes of such series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note of any series, the date on which such Called Principal is to be prepaid or purchased pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

 9.  AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     9.1 COMPLIANCE WITH LAW.

     The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     9.2 INSURANCE.

     The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     9.3 MAINTENANCE OF PROPERTIES.

         The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     9.4 PAYMENT OF TAXES AND CLAIMS.

         The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, PROVIDED that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefor in accordance with GAAP on the books of the Company or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     9.5 CORPORATE EXISTENCE, ETC.

         The Company and each Subsidiary will at all times preserve and keep in fill force and effect its corporate existence. Subject to Sections 10.2 and 10.9, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     9.6 NOTES AND GUARANTEE TO RANK PARI PASSU.

     The Notes, the Subsidiary Guarantee Agreements and all obligations of the Company and the Subsidiary Guarantors thereunder and hereunder are and at all times shall remain direct obligations of the Company and the Subsidiary Guarantors, as the case may be, ranking pari passu as against the assets of the Company or the Subsidiary Guarantors, as the case may be, with the obligations of the Company and the Subsidiary Guarantors under the Credit Agreement and other Debt of the Company and of the Subsidiary Guarantors, except the Debt of the Company disclosed on Schedule 5.19.

10.  NEGATIVE COVENANTS.

     The Company covenants that so long as any of the Notes are outstanding:

     10.1 TRANSACTIONS WITH AFFILIATES.

     The Company and each Restricted Subsidiary will not enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     10.2 MERGER, CONSOLIDATION, ETC.

     The Company and each Restricted Subsidiary shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

                  (a) in the case of the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if such corporation is not the Company, (x) such corporation shall have executed and delivered to each Holder its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (y) shall have caused to be delivered to each Holder an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and
(ii) in the case of any Restricted Subsidiary, any Restricted Subsidiary may merge or consolidate with the Company or any Wholly-Owned Subsidiary;

                  (b) after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (c) after giving effect to such transaction, the Company would be permitted to incur at least $1.00 of additional Funded Debt pursuant to
Section 10.6(a)(iii).

 No such conveyance, transfer or lease of substantially all of the assets of the Company or any Restricted Subsidiary shall have the effect of releasing the Company, such Restricted Subsidiary or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

     10.3 LIENS.

     The Company and its Restricted Subsidiaries will not, directly or indirectly, create or incur, or suffer to be incurred or to exist (upon the happening of a contingency or otherwise), any Lien on or with respect to any of its or their property or assets (including, without limitation, any document or instrument in respect of goods or accounts receivable), whether now owned or hereafter acquired or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                  (a) Liens for property taxes, assessments or governmental charges or levies which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

                  (b) statutory Liens of landlords, Growers' Liens and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 9.4;

                  (c) Liens (other than any Lien imposed by ERISA) incurred, or Liens consisting of deposits made, in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                   (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

                  (e) leases, licenses or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, PROVIDED that such Liens do not, in the aggregate, result in a Material Adverse Effect on the occupation, use and enjoyment of the property encumbered thereby;

                  (f) Liens on property or assets of any Wholly-Owned Subsidiary securing Debt of such Wholly-Owned Subsidiary owing to another Wholly-Owned Subsidiary or to the Company;

                  (g) Liens existing as of the date hereof and reflected on
Schedule 5.15 hereto;

                  (h) Liens existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), PROVIDED THAT (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connections with such acquired property and (iii) the Debt assumed, created, acquired or incurred in connection therewith shall have been incurred within the limitations provided in
Section 10.6(a)(iii);

                  (i) any Lien created after the date hereof to secure all or any part of the purchase price, or to secure Funded Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of tangible property (or any improvement thereon) acquired or constructed by the Company or any Restricted Subsidiary after the Closing Date, PROVIDED that

                           (i) any such Lien  shall  extend  solely  to the item
                  or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

                           (ii) the  principal amount of the Funded Debt secured
                  by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Restricted Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the fair market value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction,

                          (iii) any such Lien shall be created contemporaneously
                  with,   or  within  180  days  after,   the   acquisition   or
                  construction of such property, and

                          (iv) incurrence of any Funded Debt in connection there
                  with shall have been incurred within the limitations provided in Section 10.6;

                  (j) Liens created or incurred after the Closing given to secure Funded Debt of the Company or any Restricted Subsidiary in addition to the Liens permitted by clauses (a) through (i) hereof, PROVIDED THAT (i) the sum of (x) Funded Debt secured by such Liens and (y) the aggregate amount of outstanding Priority Debt does not exceed 10% of Consolidated Net Worth and (ii) that all Funded Debt secured by Liens incurred pursuant to this Section 10.3 (j) shall have been incurred within the limitation provided in Section 10.6; and

                  (k) any extension, renewal or refunding of any Lien permitted by the preceding clauses (g), (h) or (i) of this Section 10.3 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Funded Debt secured thereby; PROVIDED THAT (1) such extension, renewal or refunding of Funded Debt shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (2) the time remaining until the maturity of such Funded Debt shall not be reduced, (3) such Lien shall attach solely to the same such property, (4) immediately after the consummation of the extension, renewal or refunding and after giving effect thereto, no Default or Event of Default would exist, and (5) after giving effect to such extension, renewal or refunding, the Company would be permitted to incur at least $1.00 of additional Funded Debt pursuant to
Section 10.6(a)(iii).

         If, notwithstanding the prohibition contained herein, the Company shall, or shall permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien, other than those Liens permitted by the provisions of paragraphs (a) through (k) of this Section 10.3, it will make or cause to be made effective provision whereby the Notes will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the Holders of the Notes may be entitled under applicable law, of an equitable Lien on such property. Such violation of this Section 10.3 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section 10.3.

     10.4 CONSOLIDATED NET WORTH.

     The Company shall not, at any time, permit Consolidated Net Worth to be less than 75% of Consolidated Net Worth calculated as of the end of the Company's most recently completed fiscal year.

     10.5 INTEREST COVERAGE.

     The  Company  shall  at all  times  keep  and  maintain  the  ratio  of
Consolidated  Net  Income   Available  for  Consolidated   Interest  Expense  to
Consolidated Interest Expense, calculated on a Rolling Four Quarter basis at the end of each fiscal quarter, of at least 2.0 to 1.0.

     10.6 LIMITATION ON FUNDED DEBT.

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, create, issue, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Funded Debt except:

                          (i) Funded Debt evidenced by the Notes and Funded Debt
                  of the Subsidiary Guarantors evidenced by the Subsidiary Guarantee Agreements;

                          (ii)  Funded Debt of the Company and  its   Restricted
                  Subsidiaries outstanding as of the Closing Date and described as such on Schedule 5.15;

                          (iii) additional Funded Debt of the Company incurred after the Closing Date, PROVIDED, HOWEVER, that Consolidated Funded Debt shall not exceed 50% of Consolidated Total Capitalization; and

                          (iv) unsecured Current Debt of the Company and its Restricted Subsidiaries, PROVIDED THAT the Company and its Restricted Subsidiaries will not at any time have any Consolidated Current Debt outstanding unless there shall have been during the twelve-month period immediately preceding the date of determination hereunder, a period of at least thirty consecutive days during which the unpaid principal amount of all Consolidated Current Debt outstanding at the close of business on each such date would have been permitted pursuant to clause (b)(iii) of this Section 10.6 if such Consolidated Current Debt had been deemed to be Funded Debt.

                  (b) The Company will not at any time permit the aggregate amount of outstanding Funded Debt of Restricted Subsidiaries (other than (i) Funded Debt of such Restricted Subsidiaries owed to the Company or another Restricted Subsidiary, and (ii) Funded Debt evidenced by the Permitted
 Subsidiary Guarantor Guarantees) to exceed an amount equal to 15% of Consolidated Net Worth.

                  (c) Any Person which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this Section 10.6 be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Funded Debt of such Person existing immediately after it becomes a Restricted Subsidiary.

     10.7 LIMITATION ON RESTRICTED PAYMENTS.

         The Company will not, and will not permit any Restricted Subsidiary to, except as hereinafter provided:

                  (a) Declare or pay any dividends, either in cash or property, on any share of its Capital Stock or other equity interests (except dividends or other distributions (i) payable solely in shares of Capital Stock or other equity interests of the Company and (ii) payable by a Wholly-owned Subsidiary to the Company or to another Wholly-owned Subsidiary);

                  (b)  Directly  or  indirectly,   or  through  any  Restricted
 Subsidiary or through any Affiliate of the Company, purchase, redeem or retire any shares of its Capital Stock of any class or other equity interests or any warrants, rights or options to purchase or acquire any shares of its Capital Stock or other equity interests; or

                  (c) make any other payment or distribution, either directly or indirectly or through any Restricted Subsidiary, in respect of its Capital Stock or other equity interest;

(such declarations or payments of dividends, purchases, redemptions or retirements of Capital Stock or other equity interests and warrants, rights or options and all such other payments or distributions being herein collectively called "RESTRICTED PAYMENTS"), unless (i) the sum of (x) the aggregate value of all Investments of the Company and its Restricted Subsidiaries (valued immediately after such action) incurred pursuant to Section 10.8(h), plus (y) the aggregate amount of Restricted Payments of the Company and its Restricted Subsidiaries declared or made during the period commencing on the Closing Date and ending on the date such Restricted Payment is declared or made, inclusive, would not exceed an amount equal to (A) 50% of Consolidated Net Income for such period (or minus 100% of Consolidated Net Income for such period if Consolidated Net Income for such period is a loss) plus (B) the aggregate amount of Net Proceeds of Capital Stock for such period; (ii) no Default or Event of Default would exist hereunder, and (iii) after giving effect to such Restricted Payment, the Company would be permitted to incur at least $1.00 of additional Funded Debt pursuant to Section 10.6(a)(iii).

         Notwithstanding the other provisions of this Section 10.7, the Company shall be entitled to issue Wine Dividend Credits to its shareholders, and such issuance shall not be subject to the calculation set forth above and shall be permitted hereunder, PROVIDED no Default or Event of Default shall exist immediately after the declaration or payment of any such Wine Dividend Credits.

     10.8 LIMITATION ON INVESTMENT.

     The Company will not, and will not permit any Restricted Subsidiary to, make any Investments, other than:

                  (a) Investments in and advances to Restricted Subsidiaries, including any Investment in a corporation that operates in lines of business similar to the Company's existing lines of business which, after giving effect to such Investment, will become a Restricted Subsidiary;

                  (b) Investments representing loans or advances to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Restricted Subsidiary in an aggregate outstanding amount not to exceed $500,000;

                  (c) notes receivable arising from transactions with customers and suppliers in the ordinary course of business of the Company and its Restricted Subsidiaries in an aggregate outstanding amount not to exceed $1,500,000;

                  (d) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within twelve months from the date of acquisition thereof;

                  (e)  Investments in  certificates of deposit and time deposits maturing within one year from the date of issuance thereof, bankers' acceptances, Eurodollar deposits, short-term investment funds and money market certificates issued by a bank or trust company having capital, surplus and undivided profits aggregating at least $100,000,000, PROVIDED that at the time of acquisition thereof by the Company or a Restricted Subsidiary , the senior unsecured long-term debt of such bank or trust company or of the holding company of such bank or trust company is rated, or has an equivalent rating of, "A" or better by Standard & Poor's Ratings Group or "A2" or better by Moody's Investors Service, Inc.;

                  (f) Investments in commercial paper of corporations organized under the laws of the United States or any State thereof, maturing within 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, are accorded one of the top two rating classifications by Standard & Poor's Ratings Group or by Moody's Investors Service, Inc.;

                  (g) Guaranties of Funded Debt of Unrestricted Subsidiaries, PROVIDED THAT the incurrence of such Guaranties would be permitted under the limitations of Section 10.6(a)(iii) hereof; and

                  (h) other Investments (in addition to those permitted by the foregoing provisions of this Section 10.8), PROVIDED, THAT (i) the sum of (x) the aggregate value of all Investments of the Company and its Restricted Subsidiaries (valued immediately after such action) incurred pursuant to this clause (h), plus (y) the aggregate amount of Restricted Payments of the Company and its Restricted Subsidiaries declared or made during the period commencing on the Closing Date and ending on the date such Investment is declared or made, inclusive, would not exceed an amount equal to (A) 50% of Consolidated Net Income for such period (or minus 100% of Consolidated Net Income for such period if Consolidated Net Income for such period is a loss), plus (B) the aggregate amount of Net Proceeds of Capital Stock for such period; (ii) no Default or Event of Default would exist hereunder, and (iii) after giving effect to such Investment, the Company would be permitted to incur at least $1.00 of additional Funded Debt pursuant to Section 10.6(a)(iii).

         In valuing any Investments for the purpose of applying the limitations set forth in this Section 10.8, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

         For purposes of this Section 10.8, at any time when a corporation becomes a Restricted Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Restricted Subsidiary , at such time.

     10.9 SALE OF ASSETS.

     The Company shall not, and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of assets (except assets sold in the ordinary course of business for fair market value and except as provided in
Section 10.2); PROVIDED, THAT the foregoing restrictions do not apply to:

                  (a) the sale, lease, transfer or other disposition of assets of a Restricted Subsidiary to the Company or a Wholly-Owned Subsidiary; or

                  (b) the sale of assets for cash or other property to a person or persons if all the following conditions are met:

                           (i) such  assets (valued  at net book  value) do not,
                  together with all other assets of the Company and its Restricted Subsidiaries previously disposed of during the immediately preceding twelve-month period (other than in the ordinary course of business), exceed 15% of Consolidated Total Assets, determined at the end of the immediately preceding fiscal quarter;

                           (ii) in the opinion of the Company's  board of direc-
                  tors, the sale is for fair value and is in the best interests of the Company and its Subsidiaries, taken as a whole; and

                           (iii) immediately  prior  to  and  after  the  consu-
                  mmation of the transaction and prior to and after giving effect thereto (A) no Default or Event of Default would exist and (B) the Company would be permitted to incur at least $1.00 of additional Funded Debt under the provisions of Section 10.6(a)(iii) hereof;

PROVIDED, HOWEVER, that for the purposes of the foregoing calculation, there shall not be included any assets to the extent that the net proceeds of the sale of such assets were or are applied within twelve months of the date of sale of such assets to either (A) the acquisition of fixed assets useful and intended to be used in the operation of the business of the Company and its Restricted Subsidiaries as described in the Memorandum and having a fair market value (as determined in good faith by the board of directors of the Company) at least equal to that of the net proceeds applied from the sale of the assets so disposed of or (B) the prepayment at par of the Notes on a pro rata basis.

     10.10 LIMITATIONS ON SALE-AND-LEASEBACK TRANSACTIONS.

     The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale-and-Leaseback Transaction more than 180 days after the date of acquisition or occupancy of the subject asset (whichever shall be the later to occur), with the intention of leasing back such asset, except:

                  (a) a Sale-and-Leaseback Transaction where the term of the lease, including renewal, does not exceed three years;

                  (b) a Sale-and-Leaseback Transaction  where the sale is either
(i) by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or (ii) by the Company to a Restricted Subsidiary;

                  (c) a Sale-and-Leaseback Transaction where (i) in the good faith opinion of the Company, the sale is for fair value and (ii) the net proceeds are applied (1) to purchase, acquire or, in the case of real property, construct assets to be used in the ordinary course of business of the Company or its Restricted Subsidiaries or (2) to reduce senior Funded Debt of the Company; or

                  (d) Sale-and-Leaseback Transactions in addition to the Sale-and-Leaseback Transactions permitted by the preceding clauses (a), (b) and
(c) hereof; PROVIDED that immediately after the consummation of the Sale-and-Leaseback Transaction and after giving effect thereto an amount equal to the fair market value of the subject property could have been incurred as Priority Debt within the limitation of Section 10.30).

     10.11 SUBSIDIARY GUARANTORS.

                  (a) The Company shall cause each of the Original Subsidiary Guarantors to execute and deliver, on or before the Closing, and thereafter shall cause each Additional Subsidiary Guarantor to execute and deliver, the Subsidiary Guarantee Agreement pursuant to which each such Subsidiary shall guarantee the payment of all amounts payable by the Company hereunder and under the Notes and the performance of all obligations of the Company hereunder and under the Notes.

                  (b) In connection with the delivery of the Subsidiary Guarantee Agreement, the Company shall cause each Subsidiary Guarantor to deliver to each Holder of the Notes (i) such documents and evidence with respect to such Subsidiary Guarantor as any Holder may reasonably request in order to establish the existence and good standing of such Subsidiary Guarantor and evidence that the Board of Directors of such Subsidiary Guarantor has adopted resolutions authorizing the execution and delivery of the Subsidiary Guarantee Agreement to which such Subsidiary Guarantor is a party, (ii) evidence that the Subsidiary Guarantee Agreement does not violate any of such Subsidiary Guarantor's outstanding debt instruments in the form of (A) a certificate from such Subsidiary Guarantor to such effect, (B) consents or approvals of the holder or holders of any Security, and/or (C) amendments of agreements pursuant to which any Security may have been issued, all as may be reasonably deemed necessary by the Holders to permit the execution and delivery of the Subsidiary Guarantee Agreement to which such Subsidiary Guarantor is a party, (iii) a certificate of such Subsidiary as to the matters described in Exhibit 10.11 (a) hereto and such certificates or other evidence as any Holder may reasonably request to establish that the transactions contemplated by the Subsidiary Guarantee Agreement to which such Subsidiary Guarantor is a party shall not subject any such Subsidiary Guarantor to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, (iv) an opinion of independent counsel (which opinion, in scope, form and substance, and counsel, shall be reasonably satisfactory to the Holders) and (v) all other documents and showings reasonably requested by the Holders in connection with the execution and delivery of the Subsidiary Guarantee Agreement to which such Subsidiary Guarantor is a party, which documents shall be satisfactory in form and substance to the Holders and their special counsel, and each Holder shall have received a copy (executed or certified as may be appropriate) of all of the foregoing legal documents.

                  (c) Subject to compliance with Section 10.11(d) hereof, in the event that a Subsidiary Guarantor at any time is not, or ceases to be, a guarantor of any Funded Debt (other than the Notes) of the Company or another Subsidiary, the Company may request that the

Holders of the Notes terminate the Subsidiary Guarantee Ageement as to such Subsidiary Guarantor and upon evidence reasonably satisfactory to the Holders (and their special counsel if required by the Holders) that such Subsidiary Guarantor is not, or has indeed ceased to be, a guarantor of any Funded Debt of the Company or another Subsidiary, the Holders will terminate the Subsidiary Guarantee Agreement with respect to such Subsidiary Guarantor.

                   (d) In addition to the other limitations contained in this Agreement, the Company will not permit any Subsidiary which is not a Subsidiary Guarantor at that time to be or become liable in respect of any other Guaranty after the date hereof; PROVIDED, however, that such Subsidiary may execute and deliver such subsequent Guaranty so long as the Company shall contemporaneously therewith cause such Subsidiary to execute and deliver, and such Subsidiary shall execute and deliver, to the Holders of the Notes, the Subsidiary Guarantee Agreement together with all other documents, ageement, certificates and opinions in compliance with the terms and provisions of this Section 10.11. It being the intent of this Section 10.11 (d) that at all times the Company shall cause all Subsidiaries which have executed and delivered Guaranties to Holders of Funded Debt of the Company and/or any other Subsidiary to be Subsidiary Guarantors in accordance with and pursuant to the provisions of this Section 10.11.

                   (e) All reasonable out-of-pocket fees and expenses of the Holders of the Notes, including, without limitation, the reasonable fees and expenses of special counsel to the Holders of the Notes, incurred in connection with the execution and delivery of the Subsidiary Guarantee Ageement and the related ageements and opinions described above shall be borne by the Company.

     10.12 LINE OF BUSINESS.

     The Company will not, and will not permit any of the Restricted Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and the Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and the Restricted Subsidiaries, taken as a whole, are engaged on the date of the Closing as described in the Memorandum.

     10.13 CHANGE OF CONTROL.

The Company will not allow a Change of Control.

11.  EVENTS OF DEFAULT.

          An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.2 through 10.8 inclusive; or

                   (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the occurrence thereof; or

                  (e) any representation or warranty made in writing by or on behalf of the Company or any Original Subsidiary Guarantor or by any officer of the Company or any Original Subsidiary Guarantor in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

                  (f) (i) the Company or any Subsidiary Guarantor is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount exceeding $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary Guarantor is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount exceeding $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary Guarantor has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount exceeding $5,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary Guarantor so to purchase or repay such Debt; or

                  (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h)  a  court  or   governmental   authority   of   competent
jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $1,500,000 are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

                  (j) (i) Default shall occur in the observance or performance of any covenant or agreement contained in any Subsidiary Guaranty Agreement which is not remedied within 30 days after the occurrence thereof, (2) any Subsidiary Guaranty Agreement shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any governmental body or court that such agreement is invalid, void or unenforceable or (3) the Company or any Subsidiary Guarantor, as the case may be, shall contest or deny in writing the validity or enforceability of any of its obligations under any Subsidiary Guarantee Agreement; or

                   (k) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount equal to 5% of Consolidated Net Worth, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.  REMEDIES ON DEFAULT, ETC.

     12.1 ACCELERATION.

                  (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, any Holder or Holders of more than 25% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any Holder or Holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     12.2 OTHER REMEDIES.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the Holder of any Note at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     12.3 RESCISSION.

          At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Holders of not less than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if
(a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.


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


     12.4 NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

         No course of dealing and no delay on the part of any Holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     13.1 REGISTRATION OF NOTES.

     The Company shall keep at its principal executive offce a register for the registration and registration of transfers of Notes. The name and address of each Holder and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Holder promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders.

     13.2 TRANSFER AND EXCHANGE OF NOTES.

         Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in such Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of Exhibit 1-A, 1-B or 1-C, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, PROVIDED THAT if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

     13.3 REPLACEMENT OF NOTES.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED THAT if the Holder is, or is a nominee for, an original Purchaser or another Holder with a minimum net worth of at least $25,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

     the Company at the Holder's sole expense shall execute and deliver, in lieu thereof, a new Note of such Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest shall have been paid thereon.

14.  PAYMENT OF NOTES.

     14.1 PLACE OF PAYMENT.

     Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York, at the principal office of Chase Manhattan Bank. The Company may at any time, by notice to each Holder, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     14.2 HOME OFFICE PAYMENT.

     So long as any Purchaser or its nominee shall be a Holder, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser or nominee shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or nominee shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note, any Purchaser or its nominee will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this
Section 14.2 to any Institutional

Investor that is the direct or indirect transferee of any Note purchased by each Purchaser under this Agreement and that has made the same agreement relating to such Note as each Purchaser has made in this Section 14.2.

15.  EXPENSES, ETC.

     15.1  TRANSACTION EXPENSES.

         Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser or Holder in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a Holder, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company, any Restricted Subsidiary or any Subsidiary Guarantor in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser or other Holder harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser or other Holder).

     15.2  SURVIVAL.

         The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other Holder. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.  AMENDMENT AND WAIVER.

     17.1  REQUIREMENTS

     This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, and the Notes may be amended and the observance of any term of the Notes may be waived (either retroactively or prospectively), with and only with the written consent of the Company and the Required Holders, except that
(a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to each Purchaser unless consented to by each Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the Holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of
Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes, the Holders of which are required to consent to any such amendment or waiver or
(iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

     17.2 SOLICITATION OF HOLDERS OF NOTES

                  (a) Solicitation -- the Company will provide each Holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each Holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Notes.

                  (b) Payment -- the Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Notes as consideration for or as an inducement to the entering into by any Holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Notes then outstanding whether or not such Holder consented to such waiver or amendment.
     17.3 BINDING EFFECT, ETC.

     Any amendment or waiver consented to as provided in this Section 17 applies equally to all Holders of Notes and is binding upon them and upon each future Holder of Notes and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     17.4 NOTES HELD BY COMPANY, ETC.

     Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.  NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                           (i) if to a Purchaser or its nominee, to such
                  Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or its nominee shall have specified to the Company in writing,

                           (ii) if to any other Holder,  to such Holder at such
                  address as such other Holder shall have specified to the Company in writing, or

                          (iii) if to the Company, to the Company at its address
                  set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the Holder of each Note in writing.

Notices  under this Section 18 will be deemed given only when actually received.

19.  REPRODUCT1ON OF DOCUMENTS.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Holder at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Holder, may be reproduced by such Holder by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Holder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any Holder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION.

     For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to each Holder by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Holder as being confidential information of the Company or such Subsidiary, PROVIDED THAT such term does not include information that (a) was publicly known or otherwise known to such Holder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Holder or any Person acting on such Holder's behalf, (c) otherwise becomes known to such Holder other than through disclosure by the Company, any Subsidiary or any Guarantor through disclosure by a Person who was otherwise permitted to make such disclosure, or (d) constitutes financial statements delivered to such Holder under Section 7.1 that are otherwise publicly available.

     Each Holder will use its best efforts to maintain  the  confidentiality of such Confidential Information in accordance with procedures adopted by such Holder in good faith to protect confidential information of third parties delivered to such Holder, PROVIDED THAT such Holder may deliver or disclose Confidential Information to (i) each Holder's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by each Holder's Notes), (ii) each Holder's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other Holder, (iv) any Institutional Investor to which any Holder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from whom any Holder offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over any Holder, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Holder's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to any Holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which any Holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent any Holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each Holder, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.

21.  SUBSTITUTION OF PURCHASER; PARTICIPATION.

                  (a) Each Purchaser shall have the right to substitute any one of its Affliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in
Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of the previous Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to any Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to the Purchaser, and the Purchaser shall have all the rights of an original Holder under this Agreement.

                  (b) Any Holder may at any time sell to one or more Persons not Affiliates of the Company (a "Participant") participating interests in any loan evidenced by a Note issued hereunder held by such Holder (the "Originating Holder"); provided, however, that (i) the Originating Holder's obligations under this Agreement shall remain unchanged, (ii) the Originating Holder shall remain solely responsible for the performance of such obligations, (iii) the Company and the Subsidiary Guarantors shall deal solely and directly with the Originating Holder in connection with the Originating Holder's rights and obligations under this Agreement and the Notes held by it, and (iv) no Holder shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any of the Notes. In the case of any such participation, the Participant shall be entitled to the benefit of Section 14.2, as though it were also a Holder hereunder.

22.  MISCELLANEOUS.

     22.1 SUCCESSORS AND ASSIGNS.

     All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder) whether so expressed or not.

     22.2 PAYMENTS DUE ON NON BUSINESS DAYS.

     Anything   in   this   Agreement   or  the   Notes   to  the   contrary
notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     22.3 SEVERABILITY.

     Any provision of this Agreement that is prohibited or  unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     22.4 CONSTRUCTION.

     Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     22.5 COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     22.6 GOVERNING LAW; JURISDICTION AND SERVICE OF PROCESS.

     This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State. The Company hereby irrevocably and unconditionally agree that any suit, action or proceeding with respect to this Agreement, or any proceeding to execute or otherwise enforce any judgment in respect of any breach thereof, brought by any registered Holder of a Note against the Company or any of its property, may be brought by such Holder of a Note in the United States District Court for the Southern District of New York or any New York State Court sitting in the Borough of Manhattan as such Holder of a Note may in its sole discretion elect, and by the execution and delivery of this Agreement, the Company irrevocably submits to the jurisdiction of each such court; and agrees that process served either personally or by registered mail shall constitute, to the extent permitted by law, adequate service of process in any such suit. In addition, the Company hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any suit, action or proceeding arising out of or relating to this Agreement or any Note, brought in the said courts, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall in any way be deemed to limit the ability of any registered Holder of a Note to serve any such writs, process or summonses, in any manner permitted by applicable law or to obtain jurisdiction over the Company in such other jurisdiction, and in such manner, as may be permitted by applicable law.

     22.7 AGENT FOR SERVICE OF PROCESS.

     WITHOUT LIMITING THE FOREGOING,  THE COMPANY HEREBY  APPOINTS,  IN THE
CASE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN THE COURTS OF OR IN THE STATE OF NEW YORK, CT CORPORATION TO RECEIVE, FOR IT AND ON ITS BEHALF, SERVICE Of PROCESS IN THE STATE OF NEW YORK WITH

RESPECT THERETO, PROVIDED THE COMPANY MAY, AND IN THE EVENT THAT CT CORPORATION IS AT ANY TIME NO LONGER DOMICILED IN THE STATE OF NEW YORK, THE COMPANY SHALL, APPOINT CT CORPORATION OR ANY OTHER PERSON, REASONABLY ACCEPTABLE TO THE REQUIRED HOLDERS, WITH OFFICES IN THE STATE OF NEW YORK TO REPLACE SUCH AGENT FOR SERVICE OF PROCESS UPON DELIVERY TO THE HOLDERS OF A REASONABLY ACCEPTABLE AGREEMENT OF SUCH NEW AGENT AGREEING SO TO ACT. IF SERVICE OF PROCESS IS MADE BY ANY HOLDER OF A NOTE UPON SUCH APPOINTEE, A COPY THEREOF SHALL ALSO BE PROVIDED TO THE COMPANY, BY REGISTERED OR CERTIFIED MAIL, OR BY INTERNATIONALLY-RECOGNIZED EXPEDITED DELIVERY SERVICE; PROVIDED THAT THE FAILURE OF SUCH HOLDER TO PROVIDE SUCH COPY TO THE COMPANY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE OF PROCESS OR ANY JUDGMENT RENDERED IN ANY SUCH SUIT, ACTION, OR PROCEEDING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY HOLDER OF A NOTE TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW, OR TO OBTAIN JURISDICTION OVER THE COMPANY, IN SUCH OTHER JURISDICTION, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.


                                   * * * * *

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                        Very truly yours,

                                        THE CHALONE WINE GROUP, LTD.



                                        By:  /s/ PAUL R. OGORZELEC
                                             -----------------------
                                             Paul R. Ogorzelec
                                        Its: Chief Financial Officer

The foregoing is hereby agreed to as of the date thereof.


                                        FARM CREDIT SERVICES OF AMERICA, PCA



                                        By:   /s/: BRUCE P. ROUSE
                                             -----------------------------------
                                        Name: Bruce P. Rouse
                                             -----------------------------------
                                        Its:  Vice President
                                             -----------------------------------

The foregoing is hereby agreed to as of the date thereof.




                                        AGSTAR FINANCIAL SERVICES, PCA,
                                        D/B/A FARM CREDIT SERVICES COMMERCIAL
                                              FINANCE GROUP




                                        By:   /s/: JAMES B. JONES
                                             -----------------------------------
                                        Name: James B. Jones
                                             -----------------------------------
                                        Its:  Vice President
                                             -----------------------------------

                       INFORMATION RELATING TO PURCHASERS
                       ----------------------------------


                                        Principal Amount and Series
Name and Address of Purchaser           of Notes to be Purchased
-----------------------------           ---------------------------

FARM CREDIT SERVICES OF AMERICA, PCA    $ 5,000,000 Series A Notes
206 South 19th Street                    15,000,000 Series C Notes
Omaha, Nebraska 68102
Attention: Bruce P. Rouse
Facsimile Number: (402) 348-3324
Confirmation Number: (402) 348-3284

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds at the opening of business on the due date thereof (identifying each payment as "The Chalone Wine Group, Ltd 8.75% Senior Guaranteed Notes, Series A, Due September 15, 2010, PPN 157639 A* 6, principal, premium or interest" or "The Chalone Wine Group, Ltd. 8.90% Senior Guaranteed Notes, Series C, Due September 15, 2010, PPN 157639 A# 2, principal, premium or interest") to:

Bank Name: AgAmerica FCB
Short Name: AGAMER FCB
Routing # (ABA): 125108298
Beneficiary Account Name: Farm Credit Services of America
Beneficiary Account Number: 81100-000 (Commercial Loan)
Further Credit Account Name: The Chalone Wine Group, Ltd.
Further Credit Account #: 89407-151 & 152
Contact: Judy Bachand (800) 348-0023 or Sue Bement (800) 348-0283 x3284

Contemporaneous with the above electronic funds transfer, mail or fax the following information: (1) the full name, private placement number, interest rate and maturity date of the Notes; (2) the allocation of payment between principal, interest, premium and any special payment; and (3) the name and address of the Bank from which such transfer was sent, to:

Farm Credit Services of America, PCA
206 South 19th Street
Omaha, Nebraska 68102
Attention: Sue Bement
Facsimile Number: (402) 348-3324
Confirmation Number: (402) 348-3284

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 47-0373522


                                   SCHEDULE A
                          (to Note Purchase Agreement)

                                        Principal Amount and Series
Name and Address of Purchaser           of Notes to be Purchased
-----------------------------           ----------------------------

AGSTAR FINANCIAL SERVICES, PCA          $10,000,000 Series B Notes
DBA FARM CREDIT SERVICES COMMERCIAL
        FINANCE GROUP
1921 Premiere Drive
PO Box 4249
Mankato, MN 56002-4249
Attention: James Jones
Facsimile Number: (507) 344-5081
Confirmation Number: (507) 345- 5626



Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds at the opening of business on the due date thereof (identifying each payment as "The Chalone Wine Group, Ltd 8.78% Senior Guaranteed Notes, Series B, Due September 15, 2010, PPN 157639 A@ 4, principal, premium or interest") to:

Bank Name: AgriBank St Paul
Routing Number: 0960 1697 2
Remitter: Agent Bank for Chalone Wine Group
Deadline: Wire must be sent to AgriBank by 2 p.m.




Notices


Contemporaneous with the above electronic funds transfer, mail or fax the following information setting forth: (1) the full name, private placement number, interest rate and maturity date of the Notes and including also the identifying information: Chalone Loan # 1068700900, Chalone CIF # 1682954; (2) the allocation of payment between principal, interest, premium and any special payment; and (3) the name and address of the Bank from which such transfer was sent, to the above address, Attention: Karen Doyen.

All other  notices and communications to be addressed as first provided above.

Name of Nominee in which Notes  are  to  be  issued:   None

Taxpayer  I.D.   Number:   41-1956284

                                  DEFINED TERMS


          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "ADDITIONAL SUBSIDIARY GUARANTOR" means each Subsidiary of the Company that, subsequent to the Closing, from time to time guarantees any Funded Debt of the Company or of another Subsidiary.

           "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

           "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

           "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

           "CAPITAL LEASE OBLIGATIONS" means the amount of the obligations of a Person as lessee under all Capital Leases which would be required to be reflected as a liability on a balance sheet in accordance with GAAP.

           "CAPITAL STOCK" means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participation, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

           "CHANGE OF CONTROL" means (a) any "person" (as such term is used in subsections 13(d) and 14(d) of the Exchange Act) or group of persons on or after the Closing Date other than members of the Board of Directors of the Company as of the date hereof and their "Affiliates" (as such term is used in Rule 405 of the Securities Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the Company's then-outstanding voting securities, or (b) the Existing Directors for any reason cease to constitute a majority of the


                                   SCHEDULE B
                          (to Note Purchase Agreement)

Company's board of directors. "EXISTING DIRECTORS" means (x) individuals constituting the Company's board of directors on the Closing Date, and (y) any subsequent director whose election by the board of directors or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then in office, which directors either were directors on the Closing Date or whose election or nomination for election was previously so approved.

           "CLOSING" is defined in Section 3.

           "CLOSING DATE" is defined in Section 3.

           "CODE " means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

           "COMPANY" means The Chalone Wine Group, Ltd., a California corpora-tion.

           "CONFIDENTIAL INFORMATION" is defined in Section 20.

           "CONSOLIDATED CURRENT DEBT" means, as of any date of determination, the total of all Current Debt of the Company and its Restricted Subsidiaries outstanding on such date determined on a consolidated basis eliminating inter-company items in accordance with GAAP.

           "CONSOLIDATED  FUNDED DEBT" means  (without  duplication)  all Funded
Debt  of  the  Company  and  its  Restricted   Subsidiaries,   determined  on  a
consolidated basis eliminating inter-company items in accordance with GAAP.

           "CONSOLIDATED INTEREST EXPENSE" for any period shall mean on a consolidated basis all interest expense (including that attributable to Capital Leases) of the Company and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to standby letters of credit, determined in accordance with GAAP.

           "CONSOLIDATED NET INCOME " means, for any period, consolidated net income (or loss) of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP.

           "CONSOLIDATED NET INCOME AVAILABLE FOR CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum of (a) Consolidated Net Income during such period, plus (b) (to the extent deducted in determining Consolidated Net Income) all provisions for any Federal, state or other income taxes made by the Company and its Restricted Subsidiaries during such period, plus, (c) (to the extent deducted in determining Consolidated Net Income) Consolidated Interest Expense, plus/minus (d) (to the extent deducted in determining Consolidated Net Income) extraordinary non-cash gains/losses of the Company and its Restricted Subsidiaries not incurred in the ordinary course of business.

           "CONSOLIDATED NET WORTH"means, without duplication, as of the date of any determination thereof, the amounts which would be included as stockholders' equity of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP.

           "CONSOLIDATED TOTAL ASSETS" means, at any time, the total assets of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

           "CONSOLIDATED TOTAL CAPITALIZATION" means, at any time, the sum of Consolidated Funded Debt and Consolidated Net Worth.

           "CREDIT AGREEMENT" means the Credit Agreement dated as of March 31, 1999, between the Company and Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A., "Rabobank Nederland," New York Branch, as such Credit Agreement may be amended, renewed or extended.

           "CURRENT DEBT" means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more from such date, and which shall include Current Maturities of Funded Debt.

           "CURRENT MATURITIES OF FUNDED DEBT" means, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such date.

           "DEBT" with respect to any Person means, at any time, without dupli-cation,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all Capital Lease Obligations;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of drawn letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

                  (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

           "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

           "DEFAULT RATE" means that rate of interest that is the greater of (a) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2% over the rate of interest publicly announced by Chase Manhattan Bank in New York, New York as its "base" or "prime" rate.

           "DOLLARS"  means  lawful  currency  of the United  States of America.

           "DOMESTIC SUBSIDIARY" means a Subsidiary which is organized under the laws of a State of the United States, Canada or Puerto Rico.

           "EDNA VALLEY" means Edna Valley Vineyards, a California general part-nership.

           "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

           "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

           "EVENT OF DEFAULT" is defined in Section 11.

           "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

           "FARM CREDIT ACT DOCUMENTS" shall mean the Effective Interest Rate Disclosure Statement executed by the Company and the Farm Credit Stock/Voter Designation Form executed by the Company.

           "FOREIGN SUBSIDIARY" means any Subsidiary other than a Domestic Subsidiary.

           "FUNDED DEBT" of any Person shall mean (a) all Debt of such Person, or all Debt of such Person which has been incurred in connection with the acquisition of assets, in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (b) all Capitalized Lease Obligations of such Person, and (c) all Guaranties by such Person of Funded Debt of others.

           "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

           "GOVERNMENTAL AUTHORITY" means

                  (a) the government of

                     (i) the United States of America or any State or other political subdivision thereof, or

                    (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsi-diary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of,or pertaining to, any such government.

          "GROWERS' LIENS" means statutory Liens securing the payment of amounts due from the Company to any other Person on account of any crops, produce or raw materials supplied by such Person to the Company, including but not limited to, Liens in favor of growers arising pursuant to Article 9 (commencing with Section 55631), Chapter 6, Division 20 of the California Food and Agricultural Code, as now in effect or hereafter amended."

          "GUARANTEE" is defined in Section 1.1(b).

          "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such Debt or obligation or any property con-stituting security therefore;

                  (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

                  (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

          "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

          "INSTITUTIONAL  INVESTOR" means (a) any original  purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association, national banking association or Farm Credit System institution, acting for its own account or in a fiduciary capacity, or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "INVESTMENT" means any investment, made in cash or by delivery of property, by the Company or any of its Restricted Subsidiaries in (a) any Person, whether by acquisition of Capital Stock, Debt or other obligations or security, or by loan, guaranty, advance, capital contribution or otherwise, or
(b) any property.

           "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of Capital Stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

          "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Restricted Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or
(c) the validity or enforceability of this Agreement or the Notes.

          "MEMORANDUM" is defined in Section 5.3.

          "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "NOTES" is defined in Section 1.

          "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company or a Subsidiary as the context shall require, whose responsibilities extend to the subject matter of such certificate.

          "ORIGINAL SUBSIDIARY GUARANTOR" means a corporation which is a Restricted Subsidiary listed on Schedule 5.4.

          "ORIGINAL SUBSIDIARY GUARANTEE AGREEMENT" is defined in Section 4.5.

           "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

           "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA affiliate may have any liability.

          "PERMITTED SUBSIDIARY GUARANTOR GUARANTEES" means the Subsidiary Guarantee Agreements and the Guaranties of the Debt evidenced by the Credit Agreement entered into by Edna Valley and SHW.

           "PREFERRED STOCK" means any class of Capital Stock of a corporation that is preferred over any other class of Capital Stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

           "PRIORITY DEBT" means (a) Funded Debt of any Restricted Subsidiary (other than (i) Funded Debt of such Restricted Subsidiary owed to the Company or another Restricted Subsidiary, and (ii) the Permitted Subsidiary Guarantor Guarantees) plus (without duplication) (b) Funded Debt of the Company or any Restricted Subsidiary secured by a Lien which is incurred after the Closing under and pursuant to Section 10.3(j).

           "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

           "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

           "REQUIRED HOLDERS" means, at any time, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

          "RESPONSIBLE OFFICER" means any senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

          "RESTRICTED  PAYMENTS"  has the meaning set forth in Section
10.7 hereof.

          "RESTRICTED SUBSIDIARY" means any Domestic Subsidiary which has not been designated as an Unrestricted Subsidiary.

          "SALE AND LEASEBACK TRANSACTION" means a transaction or series of transactions pursuant to which the Company or any Restricted Subsidiary shall sell or transfer to any Person (other than the Company or a Wholly-Owned Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any Restricted Subsidiary shall rent or lease as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SECURITY" has the meaning set forth in section 2(a)(1) of the Securities Act.

           "SENIOR  FINANCIAL   OFFICER"  means  the  chief  financial  officer,
 principal accounting officer, treasurer or comptroller of the Company.

           "SHW" means SHW Equity Co., a Washington corporation.

           "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). The term "Subsidiary" also shall include Edna Valley so long as
(i) the financial results of Edna Valley are consolidated with those of the Company in accordance with GAAP, and (ii) the Company continues to act as the managing partner of Edna Valley. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

           "SUBSIDIARY GUARANTOR" means any Original Subsidiary Guarantor or Additional Subsidiary Guarantor which executes and delivers a Subsidiary
Guarantee Agreement and so long as such Person's obligations under the Subsidiary Guarantee Agreement remain in full force and effect and to the extent that the obligations of such Person under the provisions of the Subsidiary Guarantee Agreement have not, at the time, been terminated pursuant to the terms hereof.

           "SUBSIDIARY GUARANTEE AGREEMENT" means an agreement substantially in the form of the Subsidiary Guarantee Agreement attached hereto as Exhibit 4.5.

          "UNRESTRICTED SUBSIDIARY" means each Subsidiary which is designated as an Unrestricted Subsidiary on Schedule 5.4 and any other Subsidiary which is hereafter designated as an Unrestricted Subsidiary by the Board of Directors of the Company. The Board of Directors of the Company may, after 30 days prior written notice is provided to the Holders designated any Unrestricted Subsidiary to be a Restricted Subsidiary or designate any Restricted Subsidiary to be an Unrestricted Subsidiary if, in each case, at the date of such designation and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

          "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

          "WINE DIVIDEND CREDITS" means annual credits provided by the Company to shareholders owning 100 or more shares of the Company's common stock, which credits may be applied by each such shareholder, for a period not to exceed one year following such shareholder's receipt of such credits, towards up to 50% of the purchase price of mail-order or other direct purchases of wine from the Company.

                                CORPORATE CHANGES


None.











                                  SCHEDULE 4.10
                          (to Note Purchase Agreement)

                                  SUBSIDIARIES
                                  Schedule 5.4


Subsidiaries (each such Subsidiary being also a Restricted Subsidiary):


Name                                         Ownership Interest
----                                         ------------------
SHW Equity Co., a Washington
corporation                                  100%

Staton Hills Winery Company Limited          100% owned by SHW Equity Co.

Edna Valley Vineyard, a California general    50%
partnership

Canoe Ridge Vineyard, LLC. a Washington       50.5%
limited liability company



Affiliates:        Les Domaines Barons de Rothschild (Lafite)
                   Phyllis S. Hojel

Senior Officers:                                             Directors:

W. Philip Woodward, Chairman                                 W. Philip Woodward
Thomas B. Selfridge, President and                           Thomas B. Selfridge
   Chief Executive Officer                                   Christina G. Banks
Daniel E. Cohn, Secretary                                    Mark A. Hojel
Robert B. Farver, Vice President,                            Yves-Andre Istel
   Sales and Distribution                                    C. Richard Kramlich
Paul R. Ogorzelec, Chief Financial                           William G. Myers
   Officer and Assistant Secretary                           James H. Niven
Paul Novak, Vice President, Marketing                        Phillip M. Plant
                                                             Christophe Salin
                                                             Eric de Rothschild


                                  SCHEDULE 5.4
                          (to Note Purchase Agreement)

                              FINANCIAL STATEMENTS


Consolidated Statement of Income, Statement of Cash Flow, Statement of Changes in Shareholder Equity and Balance Sheet for the years ending March 31, 2000, March 31, 1999, March 31, 1998 and March 31, 1997.

Consolidated Statement of Income, Statement of Cash Flow and Balance Sheet for the quarter ending June 30, 2000.




























                                  SCHEDULE 5.5
                          (to Note Purchase Agreement)

                                  LITITGATION


The Company's Carmenet Winery operates the Vintage Lane production facility in Glen Ellen, California. The Glen Ellen Community Group has filed a challenge with the County of Sonoma which if successful would restrict the Company's ability to use this facility. Production at this facility is insignificant given the context of the Company's total production. In the event this matter is resolved adversely to the Company, the Company believes that it could move production to alternate facilities without incurring a Material Adverse Effect.

As disclosed in the Form 10-K filed for the fiscal year ended March 31, 2000, an alleged violation of Section 25502(a)(2) of the California Business and Professions Code. The Company received notice dated August 28, 1998 from the California Department of Alcoholic Beverage Control ("ABC") that it was accused, along with 36 other companies (most of them wineries) of violations of Section 25502(a)(2) of the California Business and Professions Code which prohibits wine growers and others from giving "something of value" to retailers. The accusation arises from the appearance of paid advertisements of the Company and other wineries in catalogues distributed by a certain retailer. The notice of violation requested each of the noticed companies who agreed to the accusation to stipulate to a ten (10) day suspension of its license or, consent to the payment of a fine in lieu of the suspension. The matter was tried to an administrative law judge appointed by the ABC on July 14, 1999. The judge found for the ABC and the ABC adopted the judge's decision. The Company, together with 16 other wine companies, has filed an appeal with the Alcoholic Beverage Control Appeals Board, an independent body that hears appeals from ABC decisions. The hearing date for the appeal has been set for November 16, 2000.




                                  SCHEDULE 5.8
                            (to Note Purchase Agreement)

                                    LICENSES


The Company's application for transfer of the Staton Hills Washington state permit remains pending. The Company's local counsel anticipates that approval for the transfer will be obtained in the near future.



























                                  SCHEDULE 5.11
                          (to Note Purchase Agreement)

                                 USE OF PROCEEDS


The proceeds of the sale of the Notes will be used to prepay the outstanding principal balance of the Term Loan in an amount equal to $10,000,000 pursuant to that Credit Agreement between Chalone Wine Group, Ltd. and Cooperatieve Centrale Raiffeisen - Boerenleenbank B.A., "Rabobank Nederland," New York Branch, dated March 31, 1999 ("Rabobank Credit Agreement"). The remainder of the proceeds will be used to pay down the Revolving Loan Facility pursuant to the Rabobank Credit Agreement, which line of credit will remain available for additional credit after the payment subject to a $15,000,000 reduction in credit availability.

















                                  SCHEDULE 5.14
                          (to Note Purchase Agreement)

                                  EXISTING DEBT


Amounts owed pursuant to that Credit Agreement  between Chalone Wine Group, Ltd.
and  Cooperatieve   Centrale   Raiffeisen  -  Boerenleenbank   B.A.,   "Rabobank
Nederland," New York Branch, dated March 31, 1999, as amended.

Amounts owed pursuant to that Secured Purchase Money Promissory Note (Secured by Deed of Trust) dated July 1, 1996 in favor of Richard H. Graff Trustee, Graff 1993 Trust Dated June 10, 1993 by The Chalone Wine Group, Ltd., in an original principal amount of $942,503. As of September 1, 2000, the remaining principal balance due is $907,653.

Amounts owed pursuant to that Promissory Note and Loan Agreement Variable Rate dated July 17, 1996 in favor of Central Coast Federal Land Bank Association, FLCA by Edna Valley Vineyard, in an original principal amount of $1,839,275.

Other accounts payable and accrued liabilities in the ordinary course of business.











                                  SCHEDULE 5.15
                          (to Note Purchase Agreement)

                                   SENIOR DEBT


Amounts owed pursuant to that Secured Purchase Money Promissory Note (Secured by Deed of Trust) dated July 1, 1996 in favor of Richard H. Graff, Trustee, Graff 1993 Trust Dated June 10, 1993 by The Chalone Wine Group, Ltd., in an original principal amount of $942,503. As of September 1, 2000, the remaining principal balance due is $907,653.












                                  SCHEDULE 5.19
                          (to Note Purchase Agreement)

                              FORM of SERIES A NOTE

                          THE CHALONE WINE GROUP, LTD.

        8.75 % SENIOR GUARANTEED NOTE, SERIES A, DUE SEPTEMBER 15, 2010


No. [_______]                                                             [Date]

$ [_________]                                                    PPN 157639 A* 6


          FOR VALUE RECEIVED, the undersigned, The Chalone Wine Group, Ltd (herein called the "Company"), a corporation organized and existing under the laws of the State of California, hereby promises to pay to [__________], or registered assigns, the principal sum of [__________] DOLLARS on September 15, 2010, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.75% per annum from the date hereof, payable monthly in arrears, on the 15th day of each month, commencing with October 15, until the principal hereof shall have been paid in full, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 10.75% and (ii) 2% over the rate of interest publicly announced by Chase Manhattan Bank from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in New York, New York at the principal office of Chase Manhattan Bank, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
          This Note is one of a series of Senior Guaranteed Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of September 15, 2000 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of


                                   EXHIBIT 1-A
                          (to Note Purchase Agreement)
receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise. This Note is subject to mandatory prepayment at the times and on the terms specified in the Note Purchase Agreement.

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

          The payment of all principal of, premium, if any, and interest on this Note and the other Notes outstanding under the Note Purchase Agreement has been unconditionally guaranteed by certain Subsidiaries of the Company pursuant to separate and several Subsidiary Guarantee Agreements (as defined in the Note Purchase Agreement). Reference is hereby made thereto for a statement of the rights and benefits accorded thereby.

          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.



                                           THE CHALONE WINE GROUP, LTD.



                                           By:__________________________________

                                           Its:_________________________________


                                     1-A-2

                               FORM OF SERIES B NOTE


                          THE CHALONE WINE GROUP, LTD.

        8.78 % SENIOR GUARANTEED NOTE, SERIES B, DUE SEPTEMBER 15, 2010


No. [__________]                                                          [Date]
$ [__________]                                                   PPN 157639 A@ 4


          FOR VALUE RECEIVED, the undersigned, The Chalone Wine Group, Ltd (herein called the "Company"), a corporation organized and existing under the laws of the State of California, hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] DOLLARS on September 15, 2010, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.78% per annum from the date hereof, payable monthly in arrears, on the 15th day of each month, commencing with October 15, 2000, until the principal hereof shall have been paid in full, and
(b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make Whole Amount (as defined in the Note Purchase Agreement referred to below), payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 10.78% and (ii) 2% over the rate of interest publicly announced by Chase Manhattan Bank from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in New York, New York at the principal office of Chase Manhattan Bank, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

          This Note is one of a series of Senior Guaranteed Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of September 15, 2000 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of


                                   EXHIBIT 1-B
                          (to Note Purchase Agreement)
receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise. This Note is subject to mandatory prepayment at the times and on the terms specified in the Note Purchase Agreement.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

         The payment of all principal of, premium, if any, and interest on this Note and the other Notes outstanding under the Note Purchase Agreement has been unconditionally guaranteed by certain Subsidiaries of the Company pursuant to separate and several Subsidiary Guarantee Agreements (as defined in the Note Purchase Agreement). Reference is hereby made thereto for a statement of the rights and benefits accorded thereby

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.



                                                THE CHALONE WINE GROUP, LTD.



                                                By:_____________________________

                                                Its:____________________________



                                     1-B-2

                              FORM OF SERIES C NOTE

                          THE CHALONE WINE GROUP, LTD.

         8.90% SENIOR GUARANTEED NOTE, SERIES C, DUE SEPTEMBER 15, 2010


No. [__________]                                                          [Date]

$ [__________]                                                   PPN 157639 A# 2


          FOR VALUE RECEIVED, the undersigned, The Chalone Wine Group, Ltd (herein called the "Company"), a corporation organized and existing under the laws of the State of California, hereby promises to pay to [ ], or registered assigns, the principal sum of I[ ] DOLLARS September 15, 2010, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.90% per annum from the date hereof, payable monthly in arrears, on the 15th day of each month, commencing with October 15, 2001, until the principal hereof shall have been paid in full, and
(b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make Whole Amount (as defined in the Note Purchase Agreement referred to below), payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 10.90% and (ii) 2% over the rate of interest publicly announced by Chase Manhattan Bank from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in New York, New York at the principal office of Chase Manhattan Bank, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

          This Note is one of a series of Senior Guaranteed Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of September 15, 2000 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company


                                  EXHIBIT 1-C-1
                          (to Note Purchase Agreement)
may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise. This Note is subject to mandatory prepayment at the times and on the terms specified in the Note Purchase Agreement.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

         The payment of all principal of, premium, if any, and interest on this Note and the other Notes outstanding under the Note Purchase Agreement has been unconditionally guaranteed by certain Subsidiaries of the Company pursuant to separate and several Subsidiary Guarantee Agreements (as defined in the Note Purchase Agreement). Reference is hereby made thereto for a statement of the rights and benefits accorded thereby.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.



                                                THE CHALONE WINE GROUP, LTD.



                                                By:_____________________________

                                                Its:____________________________



                                     1-C-2

            DESCRIPTION OF CLOSING OPINION OF COUNSEL TO THE COMPANY


         The closing opinion of Farella Braun & Martel LLP, counsel to the Company, called for by Section 4.4(a) of the Note Purchase Agreement, shall be dated the date of Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

         1. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of California, has the corporate power and the corporate authority to execute and perform the Note Purchase Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

          2. Each Restricted Subsidiary is a corporation or other legal entity, duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of Capital Stock or equivalent equity interest of each such Restricted Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Restricted Subsidiaries, or by the Company and one or more Subsidiaries.

          3. The Note Purchase Agreement has been duly authorized by all necessary corporate or other legal entity action on the part of the Company, has been duly executed and delivered by the Company and constitute the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

           5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution, delivery and performance of the Note Purchase Agreement or the Notes.

          6. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Purchase Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien

                                 EXHIBIT 4.4(a)
                          (to Note Purchase Agreement)
upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By-laws, or equivalent formation documents, of the Company or any agreement or other instrument to which the Company is a party or by which the Company may be bound.

          7. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

          8. The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Note Purchase Agreement do not violate or conflict with Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          9. There is no litigation pending or, to the best knowledge of such counsel, threatened which in such counsel's opinion could reasonably be expected to have Material Adverse Effect on the Company's business or assets or which would impair the ability of the Company to issue and deliver the Notes or to comply with the provisions of the Note Purchase Agreement.

          10.  The  Company  is  not  an  "investment   company"  or  a  company
"controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          11. The Company has the power to submit, and pursuant to the Agreement, has legally, validly, effectively and irrevocably submitted, to the non-exclusive jurisdiction of the courts of the State of New York and of the courts of the United States of America having jurisdiction in the State of New York in respect of any legal action or proceeding arising out of the Agreement or the Notes.

           12. The choice of New York as the governing law of the Agreement and the Notes is valid and will be recognized and applied by the courts of New York and of the United States.

          13. The Company is not, nor will it become, solely by reason of entering into or performing its respective obligations under the Agreement or the carrying out of any of the transactions contemplated thereby, a "public utility company" or a "holding company" under the Public Utility Holding Company Act of 1935, as amended.

          14. Each Subsidiary Guarantor is a corporation or other legal entity, duly formed, validly existing and in good standing under the laws of the United States, has the corporate or other legal entity power and authority to execute and perform the Subsidiary Guarantee Agreement to which it is a party and has the full corporate or other legal entity power and authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.


                                    4.4(a)-2

         15. To ensure the legality, validity, enforceability or admissibility into evidence of the Agreement and the Notes, it is not necessary that said documents or any other documents be registered, notarized, filed or recorded with any court or other authority or that any stamp or similar tax be paid with respect thereto.

         16. The obligations of the Company under the Agreement and the Notes, and the obligations of the Original Subsidiary Guarantors under the Original Subsidiary Guarantee Agreements, RANK PARI PASSU in right of payment with all other Debt (actual or contingent) of the Company which is not secured or the subject of any statutory trust or preference or which is not expressly subordinated in right of payment to any other Debt thereof.
         The opinion of such counsel shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.


                                    4.4(a)-3

                DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION


         The closing opinion of McDermott, Will & Emery, special counsel to the Purchasers, called for by Section 4.4(b) of the Agreement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

         1. Assuming that (a) the Company has the power and authority to execute, deliver and perform its obligations under the Agreement and that the Company has taken all necessary action to authorize the execution, delivery and performance of the Agreement, (b) the Agreement has been duly executed and delivered by the Company and constitute the legal, valid and binding contract of the Company and (c) the execution, delivery and performance by the Company of the Agreement does not violate or conflict with any provision of the charter documents of the Company or any other agreement or instrument by which the Company is bound, the Agreement is enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         2. Assuming that (a) the Original Subsidiary Guarantors have the power and authority to execute, deliver and perform their obligations under the Original Subsidiary Guarantee Agreements and that the Original Subsidiary Guarantors have taken all necessary action to authorize the execution, delivery and performance of the Original Subsidiary Guarantee Agreements, (b) the Original Subsidiary Guarantee Agreements have been duly executed and delivered by the Original Subsidiary Guarantors and constitute the legal, valid and binding contract of the Original Subsidiary Guarantors and (c) the execution, delivery and performance by the Original Subsidiary Guarantors of the Original Subsidiary Guarantee Agreements does not violate or conflict with any provision of the charter documents of the Original Subsidiary Guarantors or any other agreement or instrument by which the Original Subsidiary Guarantors are bound, the Original Subsidiary Guarantee Agreements are enforceable against the
Original Subsidiary Guarantors in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          3.  Assuming  that (a) the  Company  has the  power and  authority  to execute, deliver and perform its obligations under the Notes and that the Company has taken all necessary action to authorize the execution, delivery and performance of the Notes, (b) the Notes have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company and (c) the execution, delivery and performance by the Company of the Notes does not violate or conflict with any provision of the charter documents of the Company or any other agreement or instrument by which the Company is bound, the Notes are enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).


                                 EXHIBIT 4.4(b)
                          (to Note Purchase Agreement)

         4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of McDermott, Will & Emery shall also state that the opinion of Farella Braun & Martel LLP is satisfactory in scope and form to McDermott, Will & Emery and that, in their opinion, the Purchasers are justified in relying thereon.

         With respect to matters of fact upon which such opinion is based, McDermott, Will & Emery may rely on appropriate certificates of public officials and officers of the Company and the Original Subsidiary Guarantors.


                                    4.4(b)-2

                     FORM OF SUBSIDIARY GUARANTEE AGREEMENT







































                                  EXHIBIT 4. 5
                          (to Note Purchase Agreement)

        REPRESENTATION AND WARRANTIES of ORIGINAL SUBSIDIARY GUARANTORS


          Such Subsidiary Guarantor represents and warrants to each Purchaser as follows:
           1. SUBSIDIARIES. Such Subsidiary Guarantor has, directly and indirectly, good and marketable title to all of the shares it purports to own of the stock of each of its subsidiaries, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

           2. ORGANIZATION AND AUTHORITY. Such Subsidiary Guarantor, and each of its subsidiaries,

                   (a) is a corporation or general partnership, duly incorporated, or duly organized, as the case may be, amalgamated or continued, validly existing and in good standing and has duly made all registrations and filings required given the nature of its business under the laws of its jurisdiction of incorporation or organization and has paid all taxes as are necessary to maintain its corporate or partnership existence, as the case may be;

                   (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted, where failure to do so would materially affect adversely the business, properties, profits or financial condition of such Subsidiary Guarantor or any of its subsidiaries; and

                   (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, where failure to do so would materially affect adversely the business, properties, profits or financial condition of such Subsidiary Guarantor or any of its subsidiaries.

           3. FULL DISCLOSURE. Neither the Subsidiary Guarantee Agreement to which such Subsidiary Guarantor is a signatory, the Memorandum nor any other written statement furnished by such Subsidiary Guarantor to such Purchaser in connection with the negotiation of the Subsidiary Guarantee Agreement to which such Subsidiary Guarantor is a signatory, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to such Subsidiary Guarantor or its subsidiaries which such Subsidiary Guarantor has not disclosed to such Purchaser in writing which materially affects adversely nor, so far as such Subsidiary Guarantor can now foresee, will materially affect adversely the properties, business, profits or financial condition of such Subsidiary Guarantor and its subsidiaries, taken as a whole.

           4. PENDING LITIGATION. There are no proceedings pending or, to the knowledge of such Subsidiary Guarantor, threatened against or affecting such Subsidiary Guarantor or any of its subsidiaries in any court or before any governmental authority or arbitration board or tribunal are reasonably likely to materially affect adversely the properties, business, profits or financial condition of such Subsidiary Guarantor and its subsidiaries.

           5. TITLE TO PROPERTIES. Such Subsidiary Guarantor and each of its subsidiaries has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to


                               EXHIBIT 10.11 (a)
                          (to Note Purchase Agreement)
own, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by this Agreement.

           6. PATENTS AND TRADEMARKS. Such Subsidiary Guarantor and each of its subsidiaries owns, possesses or has the right to use all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

           7. COMPLIANCE IS LEGAL AND AUTHORIZED Compliance by such Subsidiary Guarantor with all of the provisions of the Subsidiary Guarantee Agreement to which such Subsidiary Guarantor is a signatory-

                 (a) is within the corporate or partnership powers, as the case may be, of such SUBSIDIARY GUARANTOR;

                 (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the charter or other organizational documents of such Subsidiary Guarantor or any indenture or other agreement or instrument to which such Subsidiary Guarantor is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of such Subsidiary Guarantor; and

                 (c) has been duly authorized by proper corporate or partnership action, as the case may be, on the part of such Subsidiary Guarantor (no action by the stockholders or partners of such Subsidiary Guarantor being required by law, by the charter or other organizational documents of such Subsidiary Guarantor or otherwise), and such Subsidiary Guarantee Agreement has been duly executed and delivered by such Subsidiary Guarantor and constitutes the legal, valid and binding obligation, contract and agreement of such Subsidiary Guarantor enforceable in accordance with its terms.

           8. NO DEFAULTS. Neither such Subsidiary Guarantor nor any of its subsidiaries is in default in the payment of principal or interest on any Debt or is in default under any instrument or instruments or agreements under and subject to which any Debt has been issued, and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

           9. GOVERNMENTAL CONSENT. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental department, regulatory authority or court under the laws of the United States or any agency or authority thereof, state, Federal or local, is necessary in connection with the lawful execution and delivery by such Subsidiary Guarantor of its Guaranty or compliance by such Subsidiary Guarantor with any of the provisions of such Subsidiary Guarantee Agreement including, without limitation, payments to be made under such Subsidiary Guarantee Agreement.

           10. TAXES Such Subsidiary Guarantor and its subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments


                                   10.11 (a)-2

(i) the amount of which is not  individually  or in the aggregate  material,  or
(ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which such Subsidiary Guarantor or a subsidiary has established adequate reserves in accordance with GAAP. Such Subsidiary Guarantor knows of no basis for any other tax or assessment that could reasonably be expected to have a material adverse effect. The charges, accruals and reserves on the books of such Subsidiary Guarantor and its subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of such Subsidiary Guarantor and its subsidiaries have been paid for all fiscal years up to and including the fiscal year ended March 31, 2000.

           11. EMPLOYEE-RELATED MATTERS. (a) Each pension plan maintained by such Subsidiary Guarantor or any of its subsidiaries complies in all material respects with all applicable statutes and governmental rules and regulations. Such Subsidiary Guarantor and each of its subsidiaries has satisfied their respective funding obligations as required by applicable law for all pension plans maintained by them. All tax returns and reports required to be filed by or with respect to such Subsidiary Guarantor's and each of its subsidiaries' pension plans in all applicable jurisdictions have been filed. Such plans are (to the extent required under applicable law, rule or regulation) registered under, and are in compliance with, applicable federal legislation and all reports, returns and filings required to be made thereunder have been made. Such plans have been at all times administered in accordance with their terms and the provisions of applicable law. Neither such Subsidiary Guarantor nor any of its subsidiaries has incurred a liability in connection with the winding-up of a pension plan or the withdrawal from a multiemployer plan which would have a Material adverse effect on the properties, business, profits or condition (financial or otherwise) of such Subsidiary Guarantor and each of its subsidiaries taken as a whole or impair the ability of such Subsidiary Guarantor or any of its subsidiaries to perform its respective obligations contained in the Subsidiary Guarantee Agreement to which such Subsidiary Guarantor is a signatory. There are no controversies pending or, to the knowledge of such Subsidiary Guarantor, threatened or anticipated between such Subsidiary Guarantor and any of its employees which would have a material adverse effect on the properties, business, profits or condition (financial or otherwise) of such Subsidiary Guarantor or any of its subsidiaries or would materially impair the ability of such Subsidiary Guarantor or any of its subsidiaries to perform its obligations contained in the Subsidiary Guarantee Agreement to which such Subsidiary Guarantor is a signatory and there are no material labor disputes, grievances, arbitration proceedings or any strikes, work stoppages or slow downs pending or, to such Subsidiary Guarantor's knowledge, threatened by such Subsidiary Guarantor's employees and representatives.

           (b) The consummation of the transactions provided for in the Subsidiary Guarantee Agreement to which such Subsidiary Guarantor is a signatory and compliance by such Subsidiary Guarantor with the provisions thereof will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. No Reportable Event has occurred and is continuing with respect to any Plan. Neither such Subsidiary Guarantor nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so and no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by such Subsidiary Guarantor or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by such Subsidiary Guarantor or any ERISA


                                  10.11 (a)-3

Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits. Neither such Subsidiary Guarantor nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Purchasers.

          12. COMPLIANCE WITH LAW. Neither such Subsidiary Guarantor nor any of its subsidiaries (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of such Subsidiary Guarantor and its subsidiaries, taken as a whole, or impair the ability of such Subsidiary Guarantor to perform its obligations contained in the Subsidiary Guarantee Agreement to which such Subsidiary Guarantor is a signatory. Neither such Subsidiary Guarantor nor any of its subsidiaries is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

           13. COMPLIANCE WITH ENVIRONMENTAL LAWS. Neither such Subsidiary Guarantor nor any of its subsidiaries is in violation of any applicable United States Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could materially affect adversely the business, profits, properties or financial condition of such Subsidiary Guarantor and its subsidiaries, taken as a whole. Such Subsidiary Guarantor does not know of any liability or class of liability of such Subsidiary Guarantor or any of its subsidiaries under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 ET SEQ.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 ET SEQ.).

           14. ABSENCE OF FOREIGN OR ENEMY STATUS. (a) No Subsidiary Guarantor nor any of their subsidiaries on the date hereof, is (i) an "ENEMY" or an "ALLY OF ENEMY" within the meaning of Section 2 of the Trading with the Enemy Act,
(ii) a "national" of a foreign country designated in Executive Order 8389, as amended or of any "designated enemy country" as defined in Executive Order No. 9095, as amended, of the President of the United States of America, in each case within the meaning of said Executive Orders, as amended, or of any regulation issued thereunder, or (iii) a "national of any designated foreign country" within the meaning of the Foreign Assets Control Regulations or of the Cuban Assets Control Regulations of the United States of America.

           (b) The execution and delivery of the Subsidiary Guarantee Agreement by any Subsidiary Guarantor as contemplated hereby will not violate the Foreign Assets Control Regulations, the Foreign Funds Control Regulations, the Transaction Control Regulations, the

                                   10.11(a)-4

Cuban Assets Control Regulations, the Iranian Assets Control Regulations, the Libyan Sanctions Regulations, the South African Transactions Regulations, or the Iraqi Sanctions Regulations of the United States Treasury Department (each as set forth in 31 C.F.R., Subtitle B, Chapter V, as amended).

                  15. CONSOLIDATED AND INTEGRATED BUSINESS. The Company and its Restricted Subsidiaries share centralized administration of the winery functions of each entity including finance, sales and marketing. Such centralized administration is performed at the Company's Napa office. This facility also includes a central distribution center in which substantially all of the Company's and its Restricted Subsidiaries' wines are stored prior to shipping.

                  Sales and marketing of all of the Company's and Restricted Subsidiaries' wines within the State of California are made through the Company's own sales forces and one or more wholesalers. The Company uses a single broker for all wholesale California sales of the Company and its Restricted Subsidiaries. Furthermore, all of the Company's and Restricted Subsidiaries' wineries are operated under the overall supervision of the Company's Chief Executive Officer.

                  The Company and each Subsidiary Guarantor prepare consolidated financial statements and do their financial reporting on a consolidated basis.

          16. SOLVENCY AND CONSIDERATION. (a) Such Subsidiary Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Subsidiary Guarantor does not intend to incur, or believes or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. Such Subsidiary Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, the Subsidiary Guarantee Agreement to which such Subsidiary Guarantor is a signatory. such Subsidiary Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, the Subsidiary Guarantee Agreement to which such Subsidiary Guarantor is a signatory.

          (b) Each Subsidiary Guarantor for itself has determined that the execution and delivery of the Subsidiary Guarantee Agreement to which such Subsidiary Guarantor is a signatory is in furtherance of its corporate purposes and is in its best interest and that it will derive substantial benefit, whether directly or indirectly, from the making of Such Subsidiary Guarantee Agreement
(i) by, among other things, (1) enabling its direct or indirect parent company to obtain financing deemed necessary and beneficial by such parent company for general, consolidated corporate purposes and (2) enabling it to increase its capitalization on a consolidated basis and (ii) in accordance with its participation in the consolidated and integrated business described in paragraph 15 hereof.
           17. SUBSIDIARY GUARANTEE AGREEMENT TO RANK PARI PASSU. The Subsidiary Guarantee Agreement to which such Subsidiary Guarantor is a party and all other obligations thereunder are direct and unsecured obligations of such Subsidiary Guarantor ranking pari passu as against all other present and future Debt (actual or contingent) of such Subsidiary Guarantor which is not


                                  10.11 (a)-5
secured or the subject of any statutory trust or preference or which is not expressed to be subordinate or junior in rank to any other Debt of such Subsidiary Guarantor.

           18. INVESTMENT COMPANY ACT. Such Subsidiary Guarantor is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, required to register as an "INVESTMENT COMPANY" under the Investment Company Act of 1940, as amended.

           19. PUBLIC UTILITY HOLDING COMPANY ACT. Such Subsidiary Guarantor is not, nor will it become, solely by reason of entering into or performing its obligations under the Subsidiary Guarantee Agreement to which it is a party or the carrying out of any of the transactions contemplated thereby, a "public utility company" or a "holding company" under the Public Utility Holding Company Act of 1935, as amended.


                                   10.11 (a)-6